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                                                                    EXHIBIT 99.4
                          ENVIRODYNE INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
                   12% SERIES B SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
                   12% SERIES A SENIOR SECURED NOTES DUE 2000
                                    AND ITS
              FLOATING RATE SERIES D SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
              FLOATING RATE SERIES C SENIOR SECURED NOTES DUE 2000



                                                                __________, 1995


To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

         We are enclosing herewith an offer by Envirodyne Industries, Inc., a Delaware corporation (the "Company"), to exchange its (i) 12% Series B Senior secured Notes due 2000 (the "New Series B Notes") for any and all of the outstanding 12% Series A Senior Secured Notes due 2000 (the "Old Series A Notes"), and (ii) Floating Rate Series D Senior Secured Notes due 2000 (the "New Series D Notes" and collectively with the New Series B Note, the "New Notes") for any and all outstanding Floating Rate Series C Senior Secured Notes due 2000 (the "Old Series C Notes" and collectively with the Old Series A Notes, the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated __________, 1995 (the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Offer").

         The Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

         The Offer will expire at 5:00 p.m., New York City time, on ___________, 1995, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Old Notes have not previously been accepted for exchange pursuant to the Offer.

         Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), New Notes issued pursuant to the Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company with the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holders have no arrangement with any person to participate in the distribution of such New Notes. See "Shearman & Sterling," SEC No- Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988).

         The Offer is not conditioned on any minimum principal amount of Old Notes being tendered except that Old Notes may be tendered only in integral multiples of $1,000.

         Notwithstanding any other term of the Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the
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Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions of the Exchange Offer" exist.

         THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OLD NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS.

         For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

                 1.  A Prospectus, dated __________, 1995.

                 2. A Letter of Transmittal for your use and for the information of your clients.

                 3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

                 4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in Letter of Transmittal instruction number 8).

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                          ENVIRODYNE INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
                   12% SERIES B SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
                   12% SERIES A SENIOR SECURED NOTES DUE 2000
                                    AND ITS
              FLOATING RATE SERIES D SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
              FLOATING RATE SERIES C SENIOR SECURED NOTES DUE 2000



                                                                __________, 1995


To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

         We are enclosing herewith an offer by Envirodyne Industries, Inc., a Delaware corporation (the "Company"), to exchange its (i) 12% Series B Senior secured Notes due 2000 (the "New Series B Notes") for any and all of the outstanding 12% Series A Senior Secured Notes due 2000 (the "Old Series A Notes"), and (ii) Floating Rate Series D Senior Secured Notes due 2000 (the "New Series D Notes" and collectively with the New Series B Note, the "New Notes") for any and all outstanding Floating Rate Series C Senior Secured Notes due 2000 (the "Old Series C Notes" and collectively with the Old Series A Notes, the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated __________, 1995 (the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Offer").

         The Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

         The Offer will expire at 5:00 p.m., New York City time, on ___________, 1995, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Old Notes have not previously been accepted for exchange pursuant to the Offer.

         Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), New Notes issued pursuant to the Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company with the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holders have no arrangement with any person to participate in the distribution of such New Notes. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988).

         The Offer is not conditioned on any minimum principal amount of Old Notes being tendered except that Old Notes may be tendered only in integral multiples of $1,000.

         Notwithstanding any other term of the Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the
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Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions of the Exchange Offer" exist.

         THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OLD NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS.

         For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

                 1.  A Prospectus, dated __________, 1995.

                 2. A Letter of Transmittal for your use and for the information of your clients.

                 3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

                 4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in Letter of Transmittal instruction number 8).

                          WE URGE YOU TO CONTACT YOUR
                        CLIENTS AS PROMPTLY AS POSSIBLE.

         Any inquiries you may have with respect to the Offer may be addressed to, and additional copies of the enclosed materials may be obtained from the Corporate Trust and Agency Department of the Exchange Agent at the following telephone number: (202) 986-1271.

                                                    Very truly yours,


                                                    ENVIRODYNE INDUSTRIES, INC.


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.




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